Exhibit 3.70(a)

ARTICLES OF INCORPORATION

OF

SUNNY RIDGE MINING COMPANY, INC.

KNOW ALL MEN BY THESE PRESENTS:

           The undersigned being a natural person, more than twenty-one years of age and desiring to form a corporation under KRS 271A.005, et seq., does hereby certify:

           (1) The name of the corporation shall be SUNNY RIDGE MINING COMPANY, INC.

           (2) The duration of said corporation shall be perpetual.

           (3) This corporation is organized for the purpose of transacting any and all lawful business which corporations formed under KRS 271A.005 may perform and pursuant thereto to exercise those powers enumerated in KRS 271A.020, 030, et seq.

           (4) The amount of the total authorized capital stock of said corporation shall be one thousand (1,000) shares of common stock, having no par value.

           (5) The address of its registered office in this state shall be P. 0. Box 370, U. S. 23, Virgie, Kentucky, 41572.

           (6) The name, address and number of shares owned by the incorporator herein is as follows:

NAME Robert E. Potter	ADDRESS P. 0. Box 370 U. S. 23 Virgie, Kentucky 41572	NUMBER OF SHARES 10

           (7) The affairs of the corporation shall be conducted by a Board of Directors of not less than three persons elected by the shareholder at the annual meetings; and a President, Vice-president and Secretary-treasurer shall be elected by the Board of Directors. The said officers shall be elected immediately after each annual meeting of the stockholders. The number of officers and the number of directors may be changed by the directors.

           The annual meeting of the stockholders shall be held on the first Tuesday in April of each year in the office of the corporation.

           The shareholders shall elect a Board of Directors consisting of at least three persons, at the first meeting, which Board shall immediately thereafter assemble and elect a President, Vice-president and Secretary-treasurer and the affairs of the corporation shall be administered by said officers until the next annual meeting.

           Hobert E. Potter of P. 0. Box 370, U.S. 23, Virgie, Kentucky, 41572, shall serve as sole director until the first meeting of the stockholders and until his successors are elected and qualified.

           (8) The agent for service of process and all other legal notice shall be Hobert E. Potter, who resides at Virgie, Kentucky, and whose mailing address is P. 0. Box 370, U.S. 23, Virgie, Kentucky, 41572.

           (9) The incorporator, shareholders, officers, agents and employees of the corporation shall not be liable for the debts of the corporation except where expressly made liable by law.

           WITNESS my hand, this 28nd day of March, 1978.

s/Hobert E. Potter Hobert E. Potter, Sole Incorporator

STATE OF KENTUCKY

COUNTY OF PIKE

           I, s/Lois Faye Saunders, a Notary Public within and for the County and State aforesaid, do hereby certify that the foregoing Articles of Incorporation were on this day produced before me in my said county and state by HOBERT E. POTTER, personally known to me to be the incorporator named in said Articles, and were by him duly acknowledged before me to be his act and deed for all the purposes therein mentioned.

           GIVEN under my hand and seal of office. this 28nd day of March, 1978.

s/ Lois Faye Saunders Notary Public Pike County, Kentucky My Commission expires: April 19, 1979

This instrument was prepared by;

s/Dan Jack Combs_____________
Dan Jack Combs
COMBS AND LESTER, P.S.C.
Attorneys at Law
207 Caroline Avenue
Pikeville, Kentucky 41501

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

SUNNY RIDGE MINING COMPANY, INC.

KNOW ALL MEN BY THESE PRESENTS:

           That the undersigned does hereby certify that:

           (1) The name of the corporation is SUNNY RIDGE MINING COMPANY, INC.

           (2) The text of the amendment to numerical paragraph (7) of the Articles of incorporation of SUNNY RIDGE MINING COMPANY, INC. heretofore filed with the Secretary of state. of Kentucky on March 30. 1978 reads as follows:

The affairs of the corporation shall be conducted by a Board of Directors elected by the shareholder(s) at the annual meeting. The annual meeting of the shareholder(s) shall be held on the first Tuesday of April of each year.

The Board of Directors shall consist of such number as the Bylaws of Sunny Ridge Mining Company, Inc. may, from time to time, provide.

The Board of Directors shall elect such officers as the Bylaws of Sunny Ridge Mining Company, Inc. may from time to time provide.

           (3) The original Articles of Incorporation of the above-named are amended so as to include a numerical paragraph (10) which reads as follows:

A director of the corporation shall not be personally liable to the corporation or its shareholder(s) for monetary damages for breach of duty as a director except for liability (i) for any transaction in which the director's personal financial interest is in conflict with the financial interest of the corporation or its shareholder(s); (ii) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be in violation of law; (iii) for unlawful distributions under KRS 271B.8-330; and (iv) for any transaction for which the director derived an improper personal benefit.

           (4) The aforegoing amendments were adopted by a vote of the shareholder(s) at a special meeting held on March 1, 1989.

           (5) The holder(s) of the corporation's no-par value common stock were entitled to vote on each amendment. Ten (10) shares of no-par value common stock were outstanding, each with one (1) vote on the amendment. All shares of the no-par value stock were represented at the meeting of the shareholder(s) at which the amendments were approved and all shares were cast in favor of the amendments.

           Executed by the undersigned President of SUNNY RIDGE MINING COMPANY, INC. in triplicate on this the 17th day of March, 1989.

SUNNY RIDGE MINING COMPANY, INC. BY: s/ John M. Potter John M. Potter, President

STATE OF KENTUCKY
COUNTY OF PIKE

           The foregoing instrument was acknowledged before me this the 17th day of March, 1989, by JOHN M. POTTER, President of SUNNY RIDGE MINING COMPANY, INC., a Kentucky Corporation, for and on behalf of said corporation.

           My Commission expires: 10 6 90

s/Debra L. Smith NOTARY PUBLIC

This instrument prepared by:

s/ Reed D. Anderson

REED D. ANDERSON
HARRIS & ANDERSON
ATTORNEYS AT LAW
P. 0. BOX 279
PIKEVILLF, KY 41501